PLACEMENT AGENCY MODIFICATION AND RELEASE AGREEMENT

This PLACEMENT AGENCY MODIFICATION AND RELEASE AGREEMENT (this “Agreement”) is dated as of June 15, 2012, by and between ADMA Biologics, Inc., a Delaware corporation (the “Company”), and Rodman & Renshaw, LLC, a Delaware limited liability company (the “Placement Agent”).

RECITALS:

WHEREAS, the Company and the Placement Agent are parties to that certain Amended and Restated Placement Agency Agreement, dated February 12, 2012 (the “Placement Agency Agreement”), pursuant to which the Company offered for sale through the Placement Agent, as the exclusive agent for the Company, a minimum of $17.5 million of the Company’s common stock, par value $0.0001 per share (the “Offering”);

WHEREAS, in connection with the execution of the Placement Agency Agreement, the Company, the Placement Agent and Signature Bank (“Signature Bank”) entered into an Escrow Agreement (as amended, the “Escrow Agreement”);

WHEREAS, the placement agent fee payable pursuant to the Placement Agency Agreement amounted to an aggregate of $843,501.12 (the “Placement Agent Fee”), which was payable out of the funds held in escrow pursuant to the Escrow Agreement;

WHEREAS, pursuant to the Placement Agency Agreement, the Expense Reimbursement Amount (as defined in the Placement Agency Agreement) and 50% of the Placement Agent Fee was released from escrow to the Placement Agent at the closing of the Offering and the remaining 50% of the Placement Agent Fee is being held in a non-interest bearing escrow account with Signature Bank (the “Escrow Account”) and shall be delivered to the Placement Agent no later than September 30, 2012; and

WHEREAS, the parties hereto desire that the portion of the Placement Agent Fee remaining in the Escrow Account be released to the Placement Agent and the Company on or about the date hereof, in the amounts set forth in the Escrow Release Notice attached hereto as Exhibit A (the “Escrow Release Notice”), in exchange for the release of the Company by the Placement Agent from certain ongoing covenants and obligations in the Placement Agent Agreement relating to potential future services to be performed by the Placement Agent.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Release of Placement Agent Fee.  On the date hereof, the parties shall deliver an executed copy of the Escrow Release Notice to Signature Bank instructing Signature Bank to release the portion of the Placement Agent Fee remaining in the Escrow Account to the Placement Agent and the Company in the amounts set forth in the Escrow Release Notice.  The parties agree that other than the Company’s indemnification and contribution obligation pursuant to Section 7 of the Placement Agency Agreement, which shall survive and not be affected by this Agreement, there shall be no further obligations under Section 3, Section 4(c), or Section 5(i) of the Placement Agency Agreement, or otherwise, with respect to the payment of fees, expense reimbursements or any other amounts by or on behalf of the Company, notwithstanding Section 9 of the Placement Agency Agreement.

2.           Release of Company from Certain Covenants and Obligations.  The Placement Agent hereby agrees that, effective upon the release of the Placement Agent Fee by Signature Bank to the Placement Agent and the Company pursuant to the Escrow Release Notice (the “Escrow Release Date”),  and notwithstanding Section 9 of the Placement Agency Agreement, the Company is released from (i) the covenants and other obligations set forth in Section 5(l) and Section 5(m) of the Placement Agency Agreement relating to a Subsequent Financing (as defined in the Placement Agency Agreement) or other transaction and (ii) the obligations, representations and warranties set forth in Section 6(i) or otherwise of the Placement Agency Agreement relating to the right of first refusal by the Company granted in favor of the Placement Agent. This Agreement shall serve as an amendment to the Placement Agency Agreement, pursuant to which such sections 5(l), 5(m) and 6(i), and any references thereto, shall be deemed to be deleted in their entirety.

3.           Termination of M&A Engagement Letter.  It is acknowledged and agreed that the M&A Engagement Letter, dated October 14, 2011, by and between the Company and the Placement Agent terminated in accordance with its terms on the Termination Date (as defined in the Placement Agency Agreement), which was February 13, 2012.

4.           Miscellaneous.

(a)           Placement Agency Agreement.  Each party hereby acknowledges and agrees that, as of the date hereof, the other party has complied in all material respects with the terms of the Placement Agency Agreement.

(b)           Effect of Agreement.  Except as expressly set forth herein, the Placement Agency Agreement shall remain in full force and effect.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflict of laws provisions thereof).

(d)           Assignment.  Neither this Agreement, nor any of the rights, interests or obligations hereunder, may be assigned by any party hereto by operation of law or otherwise without the prior written consent of the other party hereto.

(e)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

(f)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same document.

(g)           Further Assurances.  Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by any other party (including the Company) to carry out the provisions and purposes of this Agreement and the intentions of the parties relating hereto.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day  and year first written above.

COMPANY:

ADMA BIOLOGICS, INC.

By:	/s/ Adam Grossman
Name: Adam Grossman
Title: Chief Executive Officer

PLACEMENT AGENT:

RODMAN & RENSHAW, LLC

By:	/s/ David Horin
Name: David Horin
Title: Chief Financial Officer

Exhibit A

Escrow Release Notice

Date:  June 12, 2012

Signature Bank
261 Madison Avenue, New York, NY 10016
Attention:  Cliff Broder, Group Director & Senior Vice President

Dear Mr. Broder:

In accordance with the terms of paragraph 2(c) of an Escrow Deposit Agreement dated as of January 27, 2012 (the “Escrow Agreement”), by and between ADMA BIOLOGICS, INC. (the “Company”), Signature Bank (the “Escrow Agent”) and RODMAN & RENSHAW LLC (the “Placement Agent”) supplementing (and superseding) the instructions contained in the Escrow Release Notice dated February 13, 2012 from the undersigned:

PLEASE IMMEDIATELY DISTRIBUTE THE REMAINING $421,750.56 HELD IN ESCROW BY WIRE TRANSFER AS FOLLOWS (wire instructions attached):

$    21,750.56 to ADMA Biologics, Inc.
$  400,000.00 to Rodman & Renshaw LLC

Very truly yours,

ISSUER:

ADMA BIOLOGICS, INC.

By:
Name: Adam Grossman
Title: Chief Executive Officer

PLACEMENT AGENT:

RODMAN & RENSHAW LLC

By:
Name: David Horin
Title: Chief Financial Officer